UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 22, 2005
                Date of Report (Date of Earliest Event Reported)

                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                                000-31989                  54-1987541
(State or other                     (Commission File No.)         (I.R.S. Employer
jurisdiction of incorporation)                                     Identification No.)



                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 _____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation

     On March 22, 2005, Convera Corporation (NASDAQ: CNVR), has secured a $5 million equipment loan from Silicon Valley Bank, the primary subsidiary of Silicon Valley Bancshares (NASDAQ: SIVB). The four-year, term facility will provide financing for capital purchases including those for its Web indexing initiative. The loan is secured by a first lien on all corporate assets, excluding intellectual property.

Item 9.01(c).  Financial Statements and Exhibits

     99.1 Press Release of Convera Corporation dated March 28, 2005

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         CONVERA CORPORATION


                                          By:      /s/  JOHN R. POLCHIN
                                                   John R. Polchin
                                                  Chief Financial Officer

Date:  March 28, 2005

                                                                    Exhibit 99.1

                                                        Contact:
                                                        John R. Polchin
                                                        Chief Financial Officer
                                                        Convera
                                                        703.761.3700




                    Convera Secures $5 Million Equipment Loan

Vienna, Va., March 28, 2005 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today announced that it has secured a $5 million equipment loan from Silicon Valley Bank, the primary subsidiary of Silicon Valley Bancshares (NASDAQ: SIVB). The four-year, term facility will provide financing for capital purchases including those for its Web indexing initiative. The loan is secured by a first lien on all corporate assets, excluding intellectual property.

About Convera Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 900 customers in 33 countries rely on Convera's search solutions to power a broad range of applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

About Silicon Valley Bank Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology, life sciences, private equity and premium wine industries. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves nearly 10,000 clients around the world through 27 domestic offices and two international subsidiaries in the U.K. and India. Silicon Valley Bank's Southeast region serves nearly 500 clients of all sizes in eleven Southeastern states. More information on the company can be found at www.svb.com.

This release contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; the ability to continue funding operating losses; fluctuations in operating results including impacts from reduced corporate IT spending and lengthier sales cycles; continued success in technological advances and development including the Web indexing initiative; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.